Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. ENTERS INTO AGREEMENT TO ESTABLISH OPERATING AND GOVERNANCE INDEPENDENCE

•Names Peter Reed CEO of Great Elm Capital Group

•Significantly Reduces Debt Obligations

•Terminates Ongoing Requirements to Provide Services to MAST Capital

WALTHAM, Mass and BOSTON, Mass, September 18, 2017 - Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) and MAST Capital Management, LLC (“MAST”) announced today that they entered into a number of agreements. Great Elm, MAST, Northern Right Capital Management, L.P. (“Northern Right”) and other parties entered into a series of agreements that facilitate Great Elm’s transition to an independent operating entity and align value creation with stockholders.  Great Elm Capital Management, Inc. (“GECM”) was formed in 2016 through a series of transactions that initially shared services with MAST under a cost sharing agreement with MAST.  As Great Elm’s strategy has developed and its strategic plan became more defined, the parties determined that such arrangements are no longer mutually beneficial. A copy of the agreements will be filed with the Securities and Exchange Commission and should be read carefully in their entirety.

The agreements effect a full separation of Great Elm’s business from MAST.  Highlights of these agreements include:

▪

Peter A. Reed will assume the position of CEO of Great Elm in addition to his role as CIO of GECM.  Mr. Reed was elected by MAST to serve on Great Elm’s board in 2015, led the formation of GECM and associated transactions and has a 13-year track record of leading investments in equity and debt instruments of leveraged companies;

▪	Great Elm will no longer provide services to MAST, including shared investment management, legal and compliance personnel and office space;
▪

All employees, including Peter Reed and Adam Kleinman, are no longer employees of MAST.  Great Elm’s executives, business development and investment personnel will focus 100% of their professional efforts on Great Elm’s businesses;

▪	The principal of the note issued by a Great Elm subsidiary to MAST was reduced by $7.3 million;
▪	220,000 shares of Great Elm common stock were retired;
▪	The parties terminated their cost sharing agreement; and
▪	Jeffrey Serota was elected chairman of Great Elm’s Board of Directors.

“Establishing independence from MAST will allow our team to focus on our mission of growing our investment management business, as well as to consider acquisitions of other assets and businesses.  We are extremely excited to continue our efforts of utilizing our advantaged balance sheet to drive shareholder value,” said Mr. Reed.

As part of the transaction, MAST has the right to purchase from Great Elm an additional 420,000 shares of Great Elm common stock at market prices.  David Steinberg, founding partner of MAST, said,

“As the largest stockholder of Great Elm, MAST looks forward to the Great Elm board guiding the company with a focus on value creation.”

Northern Right, a recent 4.9% stockholder of Great Elm, has recommended additional shareholder alignment.  Great Elm and Northern Right agreed to:

▪	an additional investment by Northern Right in up to 1,266,000 shares of Great Elm’s common stock from Great Elm; and
▪	the appointment of Matthew A. Drapkin to Great Elm’s nominating and corporate governance committee and its compensation committee.

Now fully separate from MAST, Great Elm executed a cost reduction program for its investment management team, including downsizing and reducing fixed cash compensation by $1.5 million and tying incremental compensation to EBITDA targets.

As part of the agreements, MAST and their respective affiliates entered into a standstill and voting agreement.

About Great Elm Capital Group

Great Elm Capital Group, Inc. (NASDAQ: GEC) is a holding company that is actively seeking acquisitions and, through its subsidiaries, conducts an investment management business focused on leveraged finance.  Great Elm Capital Group’s website at greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed in the “Risk Factors” section of the registration statement and in Great Elm Capital Group’s SEC reports filed from time to time.  Further information relating to Great Elm Capital Group’s financial position, results of operations, and investor information is contained in the company’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Media & Investor Contact:

Great Elm Capital Group

Meaghan K. Mahoney

+1 617 375-3006

mmahoney@greatelmcap.com